UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
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MATRIXONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MATRIXONE SHORTENS LIST OF PROPOSALS AND RECOMMENDS STOCKHOLDER

SUPPORT FOR REMAINING PROPOSALS

Dear MatrixOne Stockholder,

This letter and the enclosed Supplement dated December 13, 2005 (the “Supplement”) contain important information about the proposals to be acted upon at the Annual Meeting of Stockholders (the “Annual Meeting”) of MatrixOne, Inc. (the “Company”) to be held on December 22, 2005.

On November 21, 2005, the Company provided notice to stockholders that its Annual Meeting will be held on Thursday, December 22, 2005, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, Massachusetts 02109. The Meeting will proceed as originally scheduled, but with a shortened agenda, as described in more detail in the enclosed Supplement which supplements and updates the Company’s original proxy statement dated November 21, 2005 (the “Proxy Statement”). The Supplement contains information about various developments since the date of the Proxy Statement, including pending litigation relating to the Annual Meeting.

The following proposals will be acted upon at the Annual Meeting, and the Board of Directors unanimously recommends their adoption:

•	To elect three members to the Board of Directors as Class III Directors; each to serve for a three-year term;

•	To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan, increasing from 2,000,000 to 3,000,000 the number of shares of Common Stock of the Company authorized for issuance under that plan; and

•	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending July 1, 2006.

All stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the meeting, please complete, date, sign and return the proxy card you received with the original Proxy Statement, as promptly as possible, to ensure your representation and the presence of a quorum at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) was enclosed with the original Proxy Statement for that purpose. You may still vote in person if you attend the meeting, even if you have returned your proxy. You are entitled to notice of, and to vote at, the Annual Meeting, or any adjournments or postponements thereof, if you were a stockholder of record at the close of business on October 25, 2005. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the Annual Meeting, you must obtain from the record holder a valid proxy card issued in your name.

After deliberating upon comments from stockholders and others in the investment community following the initial distribution of the Proxy Statement, the Company is limiting the number of proposals to be acted upon at the Annual Meeting. Proposals that would have altered the Company’s 1999 Amended and Restated Stock Plan and a procedural proposal relating to possible adjournment of the Annual Meeting in order to solicit further votes have been withdrawn, and will not be voted upon at the Annual Meeting.

If you have already voted on the proxy card provided to you in the Company’s original mailing, via the internet or by telephone, you may choose to change your previous vote; vote again pursuant to any of those procedures; or leave your vote as is. Because some of the original proposals have been withdrawn, any votes cast on those proposals will be disregarded and your votes, if already cast, will only apply to the remaining proposals. If you do not wish to change your previously cast vote on the remaining proposals, no further action is required. Your vote on the remaining proposals will be tabulated as originally submitted.

Your vote is important.

Your vote at this year’s Annual Meeting is very important. Management encourages you to support the members of the Board of Directors who are standing for re-election; to increase the number of Company shares available for employees to purchase through the Employee Stock Purchase Plan (ESPP), and to ratify the appointment of Ernst & Young LLP as our auditors.

We ask you to support the three proposals before stockholders. If you have not done so already, please sign and date the proxy card you received with the original Proxy Statement and return it in the postage-paid envelope previously provided.

Alternatively, you may wish to complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card.

Thank you for your attention.

Sincerely yours,

Mark F. O’Connell

President and Chief Executive Officer

MatrixOne, Inc.

MATRIXONE, INC.

210 Littleton Road

Westford, Massachusetts 01886

SUPPLEMENT DATED DECEMBER 13, 2005 TO

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The annual meeting of stockholders (the “Annual Meeting”) of MatrixOne, Inc., a Delaware corporation (the “Company”), will be held on Thursday, December 22, 2005 at 1:00 p.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, Massachusetts 02109, as was announced in the Company’s notice dated November 21, 2005 (the “Notice”) and in the Company’s proxy statement dated November 21, 2005 (the “Proxy Statement”).

This supplement dated December 13, 2005 (the “Supplement”) supplements and updates the information contained in the Proxy Statement. Except for the matters described in this Supplement, the information contained in the Proxy Statement does not require supplementing or updating. This Supplement should be read in conjunction with the Proxy Statement.

WITHDRAWAL OF CERTAIN PROPOSALS

The Company’s Board of Directors has determined to withdraw from consideration at the Annual Meeting four of the eight proposals that were set forth in the Notice and the Proxy Statement, as described in more detail below.

PROPOSALS TO BE ACTED UPON

The following four proposals will be acted upon at the Annual Meeting. Each proposal is identified by the number originally assigned to it in the Notice and the Proxy Statement.

1. To elect three members to the Board of Directors as Class III Directors, each to serve for a three-year term.

5. To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan, increasing from 2,000,000 to 3,000,000 the number of shares of Common Stock of the Company authorized for issuance under that plan.

6. To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2006.

8. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

PROPOSALS THAT HAVE BEEN WITHDRAWN

The following four proposals were withdrawn by the Board of Directors on December 12, 2005. Each proposal is identified by the number originally assigned to it in the Notice and the Proxy Statement.

2. To approve an amendment to the Company’s 1999 Amended and Restated Stock Plan (the “1999 Plan”) increasing from 8,000,000 to 10,000,000 the number of shares of Common Stock of the Company authorized for issuance under that plan.

3. To approve an amendment to the Company’s 1999 Plan to permit the award of stock appreciation rights, restricted stock and restricted stock units.

4. To approve an amendment to the Company’s 1999 Plan to permit a one-time stock option exchange program under which outstanding stock options having an exercise price equal to or above the greater of (i) $5.55 and (ii) the market value of the Company’s Common Stock on the date the Board approves the offer to exchange, would be exchanged for new Restricted Stock Awards.

7. To grant discretionary authority to the presiding officer to propose and vote for one or more adjournments of the meeting including adjournments to permit further solicitation of proxies.

The Board unanimously concluded not to seek approval at the Annual Meeting of Proposals 2, 3 and 4, which all related to the Company’s 1999 Amended and Restated Stock Plan (the “Plan”). The Board reserves the right to make proposals about the Plan at any future meeting of stockholders, based upon the conclusions of the Board and its Compensation Committee in regard to the Company’s goal of attracting, motivating and retaining qualified personnel essential to the Company’s success and the usefulness of stock options and other equity incentives as tools for achieving that goal.

The Board also unanimously determined to withdraw Proposal 7, which provided for a possible adjournment of the Annual Meeting to permit further solicitation of proxies. In consequence, it is anticipated that the vote on those Proposals that are acted upon at the Annual Meeting will be determined entirely on the basis of proxies submitted prior to the Annual Meeting and the votes of those stockholders who attend the meeting.

PENDING LITIGATION REGARDING THE ANNUAL MEETING

As previously reported by the Company in a Current Report on Form 8-K dated December 2, 2005 and filed with the U.S. Securities and Exchange Commission (“SEC”) on December 7, 2005, a complaint was filed against the Company’s Board of Directors on December 2, 2005 in the Court of Chancery of the State of Delaware (the “Court”), in connection with a belated attempt to nominate two principals of Oliver Press Partners, LLC to the Company’s Board of Directors.

The complaint was filed by four investors in the Company’s common stock – Oliver Press Partners, LLC; Davenport Partners L.P.; Pierson Partners, L.P.; and Sidus Investment Management (the “Plaintiffs”). The Company believes that the first three Plaintiffs listed above are affiliated entities controlled by the first, and are recent investors in the Company who claim to have purchased approximately 80% of all shares owned by the Plaintiffs. The fourth Plaintiff claims to have recently purchased approximately 40% of its shares of the Company.

In the complaint, the Plaintiffs seek to invalidate the Company’s long established By-Law provision requiring advance notice of stockholder nominations of Company directors. The provision has been part of the By-Laws since the Company became publicly traded in 2000, and well before Plaintiffs became stockholders of the Company. The Company believes that, under the By-Law provision, the Plaintiffs’ attempt to nominate two principals of Oliver Press Partners, LLC on December 2, 2005 (less than three weeks prior to the December 22, 2005 date for the Annual Meeting) was untimely and invalid. The Plaintiffs also sought to delay the Annual Meeting to provide additional time for them to solicit support for their purported nominations.

On December 6, 2005, the Court heard and denied the Plaintiffs’ request to schedule a trial on the merits of the complaint, or a motion for preliminary injunction, in advance of the Annual Meeting date of December 22, 2005. As a result, the Company will proceed with the Annual Meeting on December 22, 2005 as described in the Proxy Statement and this Supplement. The Court directed the parties to submit a scheduling order designed to bring the matter to a prompt trial, which the Company expects to occur before the Company’s 2006 Annual Meeting of Stockholders.

The Company expects that its directors will vigorously defend themselves in the action.

FURTHER INFORMATION ABOUT THE ANNUAL MEETING

For further information, please see the following pages of this Supplement.

By Order of the Board of Directors,

Mark F. O’Connell

Chief Executive Officer,

President and Director

Westford, Massachusetts

December 13, 2005

Stockholders are requested to sign the proxy card that was delivered together with the original Proxy Statement and return it in the enclosed stamped envelope by mail.

– OR –

Stockholders may also complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card.

Submission of a new proxy by any of these methods automatically revokes any previously submitted proxy. You may also revoke a previously submitted proxy by written notice to the Secretary of the Company.

Votes cast with respect to Proposals 2, 3, 4 and 7 on any proxy will be disregarded. Votes cast with respect to Proposals 1, 5, 6 and 8 on any previously submitted proxy will be counted unless expressly revoked.

INFORMATION ABOUT THE ANNUAL MEETING

The close of business on Tuesday, October 25, 2005 continues to be the record date fixed by the Board of Directors for the purpose of determining stockholders entitled to notice of and to vote at the Annual Meeting.

Proxies in the form enclosed with the original Proxy Statement are solicited by the Board of Directors of the Company for use at the meeting to be held on Thursday, December 22, 2005 at 1:00 p.m., Eastern Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, Massachusetts 02109. Only stockholders of record as of the close of business on October 25, 2005 will be entitled to vote at the meeting and any adjournments or postponements thereof. As of that date, 51,897,343 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by submitting a later dated proxy.

On or about November 25, 2005, an Annual Report to Stockholders, containing financial statements for the fiscal year ended July 2, 2005, was mailed together with the Proxy Statement to all stockholders entitled to vote.

The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as Director, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of Directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if they either abstain from voting on such matter or are broker “non-votes.” Accordingly, abstentions and broker “non-votes” will have no effect on the voting on a matter that requires a certain percentage of the votes cast or shares voting on a matter. As a result, voter abstentions and broker “non-votes” will have no effect on the outcome of voting on the proposals to be acted upon at the Annual Meeting. All properly executed proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of the matters set forth in this notice of the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005 as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to MatrixOne, Inc., attention of Brian Norris, Vice President of Investor Relations, 210 Littleton Road, Westford, MA 01886, telephone: (978) 589-4040.

FURTHER INFORMATION ABOUT PROPOSALS TO BE VOTED UPON

Proposals 1, 5, 6 and 8 are to be voted upon at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors is divided into three classes. Each class serves a three-year term, with the terms of office of the respective classes expiring in successive years. The Class I Director is serving a term that will expire at the annual meeting of stockholders to be held in 2006. Each Class II Director is serving a term that will expire at the annual meeting of stockholders to be held in 2007. Each Class III Director is serving a term that will expire at the Annual Meeting to be held on December 22, 2005. All Directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Prior to the Annual Meeting, W. Patrick Decker was the Class I Director; Gregory R. Beecher and Daniel J. Holland were the Class II Directors; and Mark F. O’Connell, David G. DeWalt and Charles R. Stuckey, Jr. were the Class III Directors.

The Board of Directors has nominated and recommends that each of Mark F. O’Connell, David G. DeWalt and Charles R. Stuckey, Jr., who are currently serving as Class III Directors, be elected a Class III Director, to hold office until the annual meeting of stockholders to be held in 2008 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each of Messrs. O’Connell, DeWalt and Stuckey has indicated his willingness to serve, if elected; however, if any of Messrs. O’Connell, DeWalt and Stuckey should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors or for fixing the number of Directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for a nominee will be voted FOR the election of that nominee.

Further information regarding the nominees for Director and further information with respect to the Board of Directors can be found on pages 4 through 20 of the Proxy Statement.

As described under “Pending Litigation Regarding the Annual Meeting” above, four stockholders have purported to nominate additional candidates for election as Directors but the Delaware Chancery Court has denied their request to schedule a trial on the merits of the complaint, or a motion for preliminary injunction, in advance of the date of the meeting. The Board does not recognize the purported nominations as being valid.

The Board of Directors unanimously recommends a vote “FOR” the nominees named above.

PROPOSAL 5

AMENDMENT TO 2000 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has adopted resolutions to approve an amendment (the “Purchase Plan Amendment”) to the 2000 Employee Stock Purchase Plan (the “2000 Purchase Plan”), to increase the total number of shares of Common Stock authorized for issuance thereunder from 2,000,000 to 3,000,000.

The Board adopted the 2000 Purchase Plan Amendment because the number of shares that are available under the 2000 Purchase Plan, 602,281 as of October 25, 2005, is expected to be insufficient to satisfy the expected future share requirements under the 2000 Purchase Plan. The Board believes that the 2000 Purchase Plan is an important factor in attracting, motivating and retaining qualified personnel essential to the Company’s success.

Further information about the 2000 Purchase Plan Amendment can be found on pages 27 through 30 of the Proxy Statement.

The Board of Directors believes that the approval of the 2000 Purchase Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote “FOR” this proposal.

PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent certified public accountants, to serve as the independent registered public accounting firm for the fiscal year ending July 1, 2006. Ernst & Young LLP has served as the Company’s independent registered public accounting firm and outside accountants since June 19, 2002. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

The ratification of this selection by the stockholders of the Company is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Audit Committee in selecting auditors for future fiscal years.

Further information about the ratification of the selection and Ernst & Young LLP can be found on pages 30 and 31 of the Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” ratification of the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2006.

PROPOSAL 8

OTHER BUSINESS

The Board of Directors is not aware of any other proposals that may come before the Annual Meeting.

If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

Proposals 2, 3, 4 and 7 have been withdrawn.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE 1999 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1999 PLAN BY 2,000,000 SHARES

On October 25, 2005 the Board of Directors approved an amendment to the 1999 Plan, subject to stockholder approval, to increase the number of shares of Common Stock that may be issued pursuant to the 1999 Plan by 2,000,000 shares to 10,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events).

As of October 25, 2005, options to purchase 6,563,483 shares of Common Stock were outstanding under the 1999 Plan and an additional 1,095,670 shares were reserved for future option grants.

The Board adopted the authorized share increase because the number of shares that are available under the 1999 Plan, 1,095,670 as of October 25, 2005, is expected to be insufficient to satisfy the expected future share requirements under the 1999 Plan.

Since this proposal will not be acted upon at the Annual Meeting, the total number of shares available under the 1999 Plan will not be subject to increase until such time, if ever, as stockholder approval is obtained at a future meeting.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 1999 PLAN TO PERMIT THE AWARD OF STOCK APPRECIATION RIGHTS, RESTRICTED STOCK, AND RESTRICTED STOCK UNITS

On October 25, 2005, the Board of Directors, adopted, subject to stockholder approval, an amendment to the 1999 Plan to allow the award of stock appreciation rights, restricted stock and restricted stock units.

Until such time, if ever, as if this amendment is approved by the stockholders at a future meeting, the Company will not be authorized to grant stock appreciation rights, restricted stock or restricted stock units under the 1999 Plan.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE 1999 PLAN TO PERMIT A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

On October 25, 2005, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1999 Plan to permit a one-time stock option exchange program under which options granted under any plan of the Company having an exercise price equal to or above the greater of (i) $5.55 and (ii) the market value of the Company’s Common Stock on the date the Board approves the offer to exchange, would be exchanged for new restricted stock awards. Subject to stockholder approval of this amendment, the Board of Directors approved an exchange program (the “Exchange Program”) with the terms described in the Proxy Statement. The amendment also provided that options issued under the Company’s Third Amended and Restated 1996 Stock Plan (the “1996 Plan”) that are surrendered under the Exchange Program, which shall not be greater than 1,067,990 shares, would be available for grant under the 1999 Plan and not under the 1996 Plan and that such shares shall be available in addition to the maximum number of shares authorized under the 1999 Plan.

The Company will not initiate the Exchange Program until such time, if ever, as stockholder approval of this amendment or the Exchange Program is obtained at a future meeting.

PROPOSAL 7

Proposal 7 provided for a possible adjournment of the Annual Meeting to permit further solicitation of proxies.

Because this Proposal has been withdrawn, it is anticipated that the vote on those Proposals that are acted upon at the Annual Meeting will be determined entirely on the basis of proxies submitted prior to the Annual Meeting and the votes of those stockholders who attend the meeting.

OTHER INFORMATION

STOCKHOLDER PROPOSALS

Under SEC rules, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2006 annual meeting of stockholders must be received at the Company’s principal executive offices not later than July 28, 2006.

In addition, the Company’s By-Laws establish an advance notice procedure regarding stockholder proposals not intended for inclusion in such proxy statement. In general, a stockholder’s notice must be delivered to the Secretary of the Company at the Company’s principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting; provided, however, that if either (i) the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting or (ii) no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Pursuant to the Company’s By-Laws, such proposals must be received at the Company’s principal executive offices not later than July 28, 2006 and not earlier than June 28, 2006 for consideration at the 2006 annual meeting of stockholders. If a stockholder who wishes to present a proposal at the 2006 annual meeting of stockholders fails to notify the Company by July 28, 2006, the stockholder will not be entitled to present the proposal at the 2006 annual meeting of stockholders. However, notwithstanding the requirements of the Company’s By-Laws, if a stockholder proposal is brought before the stockholders at such meeting, then under SEC rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that all notices of proposals by stockholders should be sent Certified Mail — Return Receipt Requested to MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, Attn: Chief Financial Officer.

DIRECTOR NOMINATIONS

The advance notice provisions contained in the Company’s By-Laws described above also apply to stockholder nominations for Director. As a result, stockholder nominations for Director must be received at the Company’s principal executive offices not later than July 28, 2006 and not earlier than June 28, 2006 for consideration at the 2006 annual meeting of stockholders. If a stockholder who wishes to nominate a candidate for Director fails to notify the Company by July 28, 2006, the stockholder will not be entitled to nominate the candidate at the 2006 annual meeting of stockholders.

As described under “Pending Litigation Regarding the Annual Meeting” above, a lawsuit challenging the validity of these advance notice provisions contained in the Company’s By-Laws is currently pending in the Delaware Chancery Court.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things, identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors director nominees for election at the next annual or other properly convened meeting of stockholders. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee.

Recommendations by Stockholders. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided that such recommendations are delivered pursuant to the Company’s “Policy Governing Director Nominations and Security Holder – Board Communications,” a copy of which may be obtained by written request sent to the attention of: Nominating and Corporate Governance Committee, MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee as nominees for election to the Board of Directors must give written notice to the Nominating and Corporate Governance Committee of the Company via one of two methods: (i) U.S. Mail or Expedited Delivery to MatrixOne, Inc., 210 Littleton Road, Westford, MA 01886, Attention: Nominating and Corporate Governance Committee; or (ii) facsimile at (978) 589-5702. Such notice must set forth all information that is required to be disclosed under applicable rules and regulations of the SEC and the Company’s Policy Governing Director Nominations and Security Holder – Board Communications for each person whom such stockholder proposes to nominate. The Nominating and Corporate Governance Committee shall evaluate director candidates based on the same criteria set forth in the Policy Governing Director Nominations and Security Holder – Board Communications, regardless of whether the candidate was recommended by a stockholder or otherwise.

Evaluation of Director Candidates. The Nominating and Corporate Governance Committee identifies director candidates in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders, or through such other methods as the Nominating and Corporate Governance Committee deems helpful in identifying candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee reviews all of their qualifications and confirms that the candidates meet all of the minimum qualifications for director nominees established by the Committee. The Nominating and Corporate Governance Committee may use various means to gather information about the candidates to be used in the evaluation process, including through interviews. The Nominating and Corporate Governance Committee then evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors.

The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates to the Board of Directors as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board of Directors’ appointment to the committees of the Board of Directors.

Current Board Vacancy. The Company currently has a vacancy in the class of Directors whose terms expire at the 2006 annual meeting of stockholders. The Company’s Nominating and Corporate Governance Committee welcomes recommendations from stockholders who wish to propose candidates for the vacancy and will consider recommendations made in writing on or before February 15, 2006 in accordance with the procedures set forth above under the caption entitled “Recommendations by Stockholders.”

INCORPORATION BY REFERENCE

To the extent that this Supplement or the Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, the sections of the Proxy Statement entitled “Stock Performance Graph,” “Compensation Committee Report on Executive Compensation” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, email or telegraph following the original solicitation. The Company has retained The Altman Group to assist in the solicitation of proxies. Approximately 20 persons will be utilized by The Altman Group in its solicitation efforts. The Company will pay The Altman Group a fee of approximately $8,000 and will reimburse it for its reasonable out-of-pocket expenses. Although no precise estimate can be made at the present time, the Company currently estimates that the total expenditures relating to the proxy solicitation incurred by it may be approximately $100,000 (exclusive of expenses in connection with the litigation described in this Supplement), of which approximately $40,000 has been incurred to date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended July 2, 2005 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended July 2, 2005.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report, or any supplement thereof, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: MatrixOne, Inc., Attention of Brian Norris, Vice President of Investor Relations, 210 Littleton Road, Westford, MA 01886, telephone: (978) 589-4040. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.